                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Qualmark Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             OF QUALMARK CORPORATION
                            TO BE HELD APRIL 23, 1999

To the Shareholders of QualMark Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of QualMark Corporation, a Colorado corporation (the "Company"), will be held on April 23, 1999 at 2:00 p.m. M.D.T., at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado for the following purposes:

         1. To elect five directors to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

         2. To consider and vote upon the recommendation of the Board of Directors to increase the number of shares reserved for issuance under the Qualmark 1996 Stock Option Plan from 415,000 shares to 665,000 shares.

         3. To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.

         4. To transact any other business as may properly come before the Annual Meeting or any adjournment thereof.

The close of business on March 9, 1999, has been fixed as the record date for the determination of holders of QualMark Corporation Common Stock entitled to notice of, and to vote at, the Annual Meeting, and only shareholders of record at such time will be so entitled to vote.

In order for the proposals listed above to be approved, each proposal must be approved by the affirmative vote of holders of a majority of shares, voting as a group, present in person or by proxy at the Annual Meeting.

Whether or not you expect to attend the Annual Meeting, holders of QualMark Corporation Common Stock should complete, date, and sign the enclosed form of proxy card and mail it promptly in the enclosed envelope.

                                              By Order of the Board of Directors

                                              /s/ Philip A. Gordon
                                              Philip A. Gordon
                                              Secretary of the Corporation

Date: March 23, 1999

PLEASE SIGN AND RETURN THE ENCLOSED FORM OF PROXY PROMPTLY WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                              QUALMARK CORPORATION
                             1329 WEST 121ST AVENUE
                                DENVER, CO 80234


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 23, 1999

                             SOLICITATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of QualMark Corporation, a Colorado corporation ("QualMark" or the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on April 23, 1999 at 2:00 p.m. M.D.T. at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado, and at any and all adjournments of such meeting.

         If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting, the shares of common stock represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted FOR each of the proposals described herein. Abstentions (proxies not returned) and broker non-votes will be treated as shareholders absent from the Annual Meeting. The proxies will be tabulated and votes counted by American Securities Transfer & Trust, Inc. It is anticipated that this Proxy Statement and the accompanying Proxy Card will be mailed to the Company's shareholders on or about March 23, 1999.

         SHAREHOLDERS WHO EXECUTE PROXIES FOR THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AT ANY TIME PRIOR TO THEIR EXERCISE BY DELIVERING WRITTEN NOTICE OF REVOCATION TO THE COMPANY, BY DELIVERING A DULY EXECUTED PROXY CARD BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

         The costs of the meeting, including the costs of preparing and mailing the Proxy Statement and Proxy, will be borne by the Company. Additionally, the Company may use the services of its directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers, and others who hold shares of common stock of the Company in nominee names to distribute proxy soliciting materials to beneficial owners, and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

                            OUTSTANDING CAPITAL STOCK

         The record date for shareholders entitled to vote at the Annual Meeting is March 9, 1999. At the close of business on that day, there were 3,539,015 shares of no par value common stock (the "Common Stock") of the Company outstanding. The Company has authorized 2,000,000 shares of Preferred Stock, no par value and no shares were outstanding as of the record date.

                                QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum for each matter voted upon at the Annual Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date. Abstentions and broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

                        ACTION TO BE TAKEN AT THE MEETING

The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (i) FOR the election of each of the five nominees named herein for the office of director of the Company, (ii) FOR the proposal to increase the number of shares in the QualMark 1996 Stock Option Plan from 415,000 shares to 665,000 shares, (iii) FOR the selection of PricewaterhouseCoopers LLP, independent public accountants, as the auditors of the Company for the fiscal year ending December 31, 1999; and (iv) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any adjournment thereof.

         Where shareholders appropriately specify how their proxies are to be voted, they will be voted accordingly. If any other matter of business is properly brought before the meeting or any adjournment thereof, the proxy holders may vote the proxies at their discretion on such matters. The directors do not know of any such other matter or business which may come before the meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock, as of March 9, 1999, by each person known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock, certain executive officers, each director and director nominee of the Company, and all directors and executive officers as a group. The Company believes that each of such persons has the sole voting and dispositive power over the shares held by him except as otherwise indicated in the footnotes and subject to applicable community property laws.

             NAME AND ADDRESS             AMOUNT AND NATURE OF
            OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP        PERCENT OF CLASS
CVM Equity Fund IV, Ltd.                        246,667                     7.0%
4845 Pearl East Circle, Suite 300
Boulder, CO  80301

W. Preston Wilson                              203,538(1)                   5.5%
1329 W. 121st Avenue
Denver, CO  80234

Philip A. Gordon                               56,864(2)                    1.6%
1329 W. 121st Avenue
Denver, CO  80234


                                      -2-

Vernon W. Settle                               40,658(3)                    1.1%
1329 W. 121st Street
Denver, CO 80234

Ann Marie Doolittle                            33,976(4)                     1.0%
1329 W. 121st Avenue
Denver, CO 80234

H. Robert Gill                                 20,638(5)                      *
1329 W. 121st Avenue
Denver, CO  80234

Norman J. Mottram                              26,563(6)                      *
1329 W. 121st Avenue
Denver, CO 80234

Charles A. French                              20,250(7)                      *
1329 W. 121st Avenue
Denver, CO 80234

Harry D. Walls                                 23,750(8)                      *
1329 W. 121st Avenue
Denver, CO 80234

William Sanko                                   3,750(9)                      *
1329 W. 121st Avenue
Denver, CO 80234

All Directors and Executive                   429,987(10)                   11.2%
Officers as a group (10 persons)

--------------------------------------------

                              * Less than one percent.

(1) Includes options to purchase 144,838 shares of the Common Stock which are currently exercisable or become exercisable within 60 days.

(2) Includes options to purchase 10,250 shares of the Common Stock which are currently exercisable or become exercisable within 60 days.

(3) Includes options to purchase 40,358 shares of the Common Stock which are currently exercisable or become exercisable within 60 days.

(4) Includes options to purchase 33,976 shares of the Common Stock which are currently exercisable or become exercisable within 60 days.

(5) Includes options to purchase 17,750 shares of the Common Stock which are currently exercisable or become exercisable within 60 days.

(6) Includes options to purchase 26,563 shares of the Common Stock which are currently exercisable or become exercisable within 60 days.

(7) Includes options to purchase 10,250 shares of the Common Stock which are currently exercisable or become exercisable within 60 days.

(8) Includes options to purchase 23,750 shares of the Common Stock which are currently exercisable or become exercisable within 60 days.

(9) Includes options to purchase 3,750 shares of the Common Stock which are currently exercisable or become exercisable within 60 days.

(10) Includes options to purchase 311,485 shares of the Common Stock which are currently exercisable or become exercisable within 60 days.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than ten percent (10%) of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Except as stated below in this paragraph, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 1998 and Form 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 1998, to the best of the Company's knowledge, the Company's directors, officers and holders of more than ten percent (10%) of its Common Stock complied with all Section 16(a) filing requirements. Charles French, a director of the Company, filed one late initial statement of beneficial ownership on Form 5 in connection with a grant of stock options to him in December 1998.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

         Pursuant to the Bylaws, the authorized number of directors of the Company is five. Five directors are to be elected at the Annual Meeting. Each nominee will be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. Proxy holders will not be able to vote the proxies held by them for more than five persons. If a quorum is present, the five nominees having the highest number of votes cast in favor of their election will be elected. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

         THE BOARD OF DIRECTORS RECOMMEND THAT SHAREHOLDERS VOTE FOR EACH OF ITS NOMINEES FOR THE BOARD OF DIRECTORS.

         The Board of Directors' nominees for the office of director are as follows:


NAME                         AGE            YEAR FIRST BECAME A DIRECTOR
----                         ---            ----------------------------
W. Preston Wilson, Ph.D.     50             1992
Charles A. French(A)         56             1996
H. Robert Gill(A)            62             1994
Philip A. Gordon(C)          52             1993
William Sanko(C)             59             1997

--------------------------------------------------
(A) Member of the Audit Committee.
(C) Member of the Compensation Committee.

         W. PRESTON WILSON. Mr. Wilson has served as the President and Chief Executive Officer of the Company since March 1993, and as a director since March 1992. From February 1992 through February

1993, Mr. Wilson was President and Chief Executive Officer of Vital Choice, Inc., a Portland, Oregon home intravenous therapy services company which was acquired. From August 1987 through February 1992, Mr. Wilson was a management consultant and partner at BPI and Associates, a Dana Point, California management consulting firm. Mr. Wilson is a director of ENSCO, Inc., an engineering services provider based in Springfield, Virginia.

         H. ROBERT GILL. Mr. Gill has served as a director of the Company since July 1994 and was elected Chairman in April 1996. Since May 1997, Mr. Gill has been chairman and chief executive officer of Mobile Force Technologies, Inc., a systems and software company. Since April 1996, Mr. Gill has been a principal of The Topaz Group, a management consulting firm. From March 1995 to March 1996, Mr. Gill was Senior Vice-President of Frontier Corporation, a telecommunications company. From 1989 to March 1995, Mr. Gill was President and Chief Executive Officer of ConferTech International, Inc., a teleconferencing services and equipment provider. ConferTech International, Inc., became a subsidiary of Frontier Corporation in 1995. Mr. Gill is a director of MOSAIX, Inc., a provider of systems and software for call centers, Online System Services, Inc., a World Wide Web site development and service company, and Spatial Technologies, Inc., a CAD software company.

         PHILIP A. GORDON. Mr. Gordon has served as a director of the Company since July 1993. Since 1985, Mr. Gordon has been an attorney in private practice. From 1991 through 1994, he was of counsel to Chrisman, Bynum & Johnson, P.C., counsel to the Company. From 1992 through 1996, Mr. Gordon was a business consultant and managing director of Alliance Network, Inc.; in 1997 he became manager of Dealworks, LLC, offering similar services. From 1994 to 1997, Mr. Gordon served as general counsel for International Language Engineering Corp., a software localization company. Mr. Gordon provides legal services to the Company on an independent contractor basis.

         CHARLES A. FRENCH. Mr. French has been a director of the Company since April 1996. Since 1988, Mr. French has been a private investor and consultant in Denver, Colorado, providing business development and merger and acquisition consulting for companies in the health care industry. From 1986 through 1988, Mr. French was the Chief Operating Officer of Spectramed, Inc., a manufacturer of disposable medical devices.

         WILLIAM SANKO. Mr. Sanko has been a director of the Company since October 1997. From 1984 to 1996, Mr. Sanko was President and CEO of XEL Communications, Inc., a manufacturer of voice and data products used by telephone companies to provide private line services to businesses. In 1995, XEL was purchased by Gilbert Associates, Inc., now Salient 3 Communications, Inc., and Mr. Sanko continues to advise the President and CEO of Salient 3 Communications, Inc. on matters concerning long term business planning and acquisitions.

                               BOARD OF DIRECTORS

         The current members of the Board of Directors are: W. Preston Wilson,
H. Robert Gill, Phillip A. Gordon, Charles A. French, and William Sanko. Information concerning the members of the Board is provided above under the Section entitled "Election of Directors."

         During the fiscal year ended December 31, 1998, there were five meetings of the Board of Directors. All directors attended at least 75% of the meetings of the Board and committees of the Board on which they were members.

         There is no family relationship between any current or prospective director of the Company and any other current or prospective executive officer of the Company. Except as disclosed above in the

Section entitled "Election of Directors," none of the directors hold directorships on other Boards of Directors of other companies required to report under the Securities Exchange Act of 1934.

DIRECTOR COMPENSATION

         Directors of the Company who are not also employees of the Company are reimbursed for all out-of-pocket expenses incurred in attending each meeting or committee meeting of the Board of Directors. In consideration of their service as directors, each non-employee director has been granted a non-qualified stock option to purchase up to 10,000 shares of Common Stock under the 1996 Stock Option Plan. In March 1998, non-employee directors William French, Robert Gill, Philip Gordon, and William Sanko were each granted non-qualified stock options to purchase 5,000 shares each of Common Stock at $6.44 per share. In December 1998, Messrs. French, Gill, Gordon and Sanko were each granted non-qualified stock options to purchase 5,000 shares each of Common Stock at $5.69 per share. The exercise price of all such options was equal to the fair market value of the Common Stock on the date of grant. The options become exercisable at a rate of 33% of such shares on each anniversary of the grant date, so that the options are fully exercisable on the third anniversary of the grant date, conditioned upon continued board service. All director options have a ten-year term from their grant date. The Company paid Robert Gill $36,000 as remuneration for his services as Chairman of the Board in 1998.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has an Audit Committee and a Compensation Committee. The Audit Committee is responsible for (i) reviewing the scope of, and the fees for, the annual audit, (ii) reviewing with the independent auditors the corporate accounting practices and policies, (iii) reviewing with the independent auditors their final report, and (iv) being available to the independent auditors during the year for consultation purposes. The Audit Committee met one time in the fiscal year ended December 31, 1998. The Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The Compensation Committee met two times in the fiscal year ended December 31, 1998. All directors attended at least 75% of the meetings held by committees of the Board on which each director served.

                              EXECUTIVE OFFICERS

         The following persons are the executive officers of the Company:


NAME                                POSITION
----                                --------
W. Preston Wilson, Ph.D.            Chief Executive Officer and President
Harry D. Walls                      Vice President - Chief Operating Officer
Vernon W. Settle                    Vice President - Finance and Administration
Ann Marie Doolittle                 Vice President - Corporate Development
Norman J. Mottram                   Vice President - Research and Development


         Information concerning the business experience of Mr. Wilson is provided under the section entitled "Proposal I - Election of Directors."

         VERNON W. SETTLE, 38. Mr. Settle has been Vice President - Finance and Administration of the Company since February 1997. Mr. Settle was Director of Finance and Administration of the Company from 1995 to February 1997, and Controller of the Company from 1994 until 1995. From 1987 through 1994, Mr. Settle was Controller of Medical Materials Corporation, a materials manufacturing company in Camarillo, California.

         ANN MARIE DOOLITTLE, 35. In December 1998, Ms. Doolittle was promoted to Vice President of Corporate Development. Previously, Ms. Doolittle had been Vice President - Accelerated Reliability Test Center Services since October 1996. From November 1993 to October 1996, Ms. Doolittle was Manager of the Accelerated Reliability Test Centers.

         NORMAN J. MOTTRAM, 39. Mr. Mottram has been Vice President - Research and Development since December 1998. From October 1996 to December 1998, Mr. Mottram was Vice President - Technology. Mr. Mottram was Director of Manufacturing of the Company from May 1993 to October 1996.

         HARRY D. WALLS, 51. Mr. Walls was promoted to Chief Operating Officer in December 1998. Previously, Mr. Walls was Vice President - Corporate Sales and Marketing since joining the company in November 1996. From 1995 to 1996, Mr. Walls was President of ACT Teleconferencing Services, Inc, a teleconferencing services provider. From 1987 to 1995 he was Vice President of Sales and Marketing of ConferTech International, Inc., a teleconferencing services and equipment provider.

          All executive officers are appointed by the Board of Directors and serve at the Board's discretion.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid for the fiscal years ended December 31, 1998, 1997, and 1996 to the Chief Executive Officer of the Company and its four executive officers who were paid more than $100,000 in salary and bonus during the year ended December 31, 1998 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                         Annual Compensation            Long-Term
                                                                   Compensation Awards
                                                                 Restricted
                                                                   Stock           Options/       All Other
Name and                                   Salary       Bonus      Awards           SARs        Compensation
Principal Position             Year         ($)          ($)         ($)             (#)             ($)
------------------             ----        ------       -----      ------          -------        ---------
W. Preston Wilson, Ph.D.,      1998        168,000      65,629        -                  -          -
Chief Executive Officer        1997        166,849      51,069        -             40,000          -
and President                  1996        159,784       6,500        -              5,000          -

Harry D. Walls,                1998        111,300      90,027        -              4,000          -
Chief Operating Officer (1)    1997        118,600      46,172        -             15,000          -
                               1996         17,500           -        -             40,000          -


                                      -7-

Norman J. Mottram, Vice        1998         90,000      28,884        -              3,000          -
President -  Research and      1997         89,381      17,626        -             16,000          -
Development (2)                1996         82,705       3,250        -             10,000          -

Ann Marie Doolittle, Vice      1998         84,525      32,278        -              3,000          -
President - Corporate          1997         84,525      16,874        -             15,000          -
Development (3)                1996         74,720       5,000        -             10,000          -

Vernon W. Settle,              1998         82,023      24,425        -              3,000          -
Vice President -  Finance      1997         82,023      16,903        -             20,000          -
and Administration (4)         1996         77,772       3,500        -             10,000          -


----------------------------
(1) Mr. Walls has been Chief Operating Officer since December 1998.
(2) Mr. Mottram has been Vice President of Research and Development for the Company since December 1998.
(3) Ms. Doolittle has been Vice President of Corporate Development for the Company since December, 1998.
(4) Mr. Settle has been Vice President of Finance and Administration for the Company since February 1997.

         The following table presents information concerning individual grants of options to purchase Common Stock of the Company made during the fiscal year ended December 31, 1998 to each of the Named Executive Officers.

                              OPTION/SAR GRANTS IN LAST FISCAL YEAR

                             Number of
                            Securities        Percent of Total
                            Underlying     Options/ SARs Granted   Exercise or
                           Options/ SARs        to Employees        Base Price
Name                        Granted (#)        in Fiscal Year        ($/Sh.)     Expiration Date
----                        -----------        --------------        -------     ---------------
W. Preston Wilson, Ph.D.         -                   -                  -               -
Harry D. Walls               4,000 (1)              5.3%              $7.00       June 23, 2008
Norman J. Mottram            3,000 (2)              4.0%              $7.00       June 23, 2008
Ann Marie Doolittle          3,000 (3)              4.0%              $7.00       June 23, 2008
Vernon W. Settle             3,000 (4)              4.0%              $7.00       June 23, 2008


                             ----------------------------------------

(1) Options become exercisable at a rate of 25% per year beginning June 25, 1998.
(2) Options become exercisable at a rate of 25% per year beginning June 25, 1998.
(3) Options become exercisable at a rate of 25% per year beginning June 25, 1998.
(4) Options become exercisable at a rate of 25% per year beginning June 25, 1998.

         The following table sets forth the stock options exercised by each of the Named Executive Officers and the year-end value of unexercised options to purchase Common Stock of the Company for each of the Named Executive Officers.

           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR END OPTION/SAR VALUES

                          Shares                           Number of Securities           Value of Unexercised
                        Acquired on       Value           Underlying Unexercised        In-the-Money Options/SARs
                       Exercise (#)  Realized ($)(1)    Options/SARs at FY-End (#)           at FY-End ($)(2)
                       ------------  ---------------    --------------------------      -------------------------

         Name                                           Exercisable    Unexercisable   Exercisable   Unexercisable
         ----                                           -----------    -------------   -----------   -------------
W. Preston Wilson,        59,700         407,751          144,838         31,250         466,618         29,059
Ph.D.

Harry D. Walls              --              --             23,750         35,250          38,241        191,672

Norman J. Mottram           --              --             21,313         19,687          52,952        107,051

Ann Marie Doolittle         --              --             33,976         21,750          95,613        118,266

Vernon W. Settle            --              --             39,108         25,037         110,113        136,134


------------------------------------------------------
(1) Based upon the difference between the fair market value of the Common Stock on June 5, 1998 and the exercise price. The fair market value of the Common Stock on June 5, 1998, measured as the mean of the closing bid and asked prices of the Common Stock on such date, was $7.50 per share.
(2) Based upon the difference between the fair market value of the Common Stock on December 31, 1998 and the exercise price. The fair market value of the Common Stock on December 31, 1998, measured as the mean of the closing bid and asked prices of the Common Stock on such date, was $5.4375per share.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

         In March 1993 the Company entered into an employment agreement with W. Preston Wilson, Chief Executive Officer and President of the Company. Mr. Wilson is currently paid a salary under the agreement of $168,000 per year. The agreement has no fixed term and may be terminated by either party at any time. If termination is by the Company and is for any reason other than cause, or if Mr. Wilson resigns subsequent to a material reduction in his compensation or a material change in his duties, the agreement provides for a severance payment equal to twelve months' salary. The agreement provides that Mr. Wilson will not engage in activities competitive with the Company during his employment and for a period of two years after his employment with the Company terminates, whether voluntarily or involuntarily. Pursuant to the agreement, the Company granted to Mr. Wilson a non-statutory stock option to purchase up to 116,088 shares of Common Stock, at an exercise price of $2.00 per share. The option vested on a monthly basis over a four year period beginning on the date of the agreement, and expires seven years from such date. In the event of the sale or merger of the Company, all shares subject to such option will become fully exercisable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In September 1994, CVM Equity Fund IV, Ltd. ("CVM") and The Roser Partnership II, Ltd., shareholders of the Company (the "1994 Lenders"), each made $75,000 loans to the Company. The loans were due and payable April 1, 1995 ("Maturity Date") and were paid in full with the proceeds of the Company's April 1996 initial public offering (the "IPO"). In connection with these loans, the

Company granted warrants to the 1994 Lenders for the purchase of 10,547 shares of Series A Preferred Stock, at an exercise price of $2.13 per share, exercisable for a period of five years, which warrants were converted into an equal number of shares of Common Stock at the time of the IPO.

         In January 1995, CVM loaned $50,000 to the Company in exchange for convertible promissory notes bearing an annual rate of interest of 8%. The loan was due and payable April 1, 1995. The loan was paid in full with the proceeds of the IPO. In connection with such loan, the Company granted to CVM a warrant to purchase 3,516 shares of Series A Preferred Stock, at an exercise price of $2.13 per share, exercisable for a period of five years.

         In December 1995, the Company borrowed an aggregate of $500,000, and in consideration therefor issued secured 10% notes (the "Bridge Notes") of the Company in the aggregate principal amount of $500,000 and warrants to purchase 50,009 shares of Common Stock at $3.375 per share. The Bridge Notes were paid in full with the proceeds of the IPO. Bridge Notes in the principal amount of $100,000 and warrants to purchase 10,001 shares of Common Stock were issued to the Roser Partnership II, Ltd. Bridge Notes in the aggregate principal amount of $100,000 and warrants to purchase 10,001 shares of Common Stock were issued to the Summit Capital Appreciation Fund, Ltd., some of the partners of which may be deemed affiliates of Summit Investment Corporation, the underwriter of the IPO. The remaining Bridge Notes and warrants were sold to various unaffiliated parties.

         In March 1996, a corporation wholly owned by Dr. Gregg K. Hobbs sold 150,000 shares of Common Stock owned by it to existing shareholders of the Company at $2.45 per share. Among the purchasers were CVM Equity Fund IV, Ltd. (51,020 shares) and the Roser Partnership II, Ltd.

(37,755 shares).

         The Company pays director H. Robert Gill $3,000 per month for management consulting services. The Company pays director Philip Gordon a monthly retainer for legal services in the base amount of $2,500 per month.

         On June 5, 1998, the Board of Directors approved a loan from the Company to Preston Wilson of $110,000, plus interest at a rate of 10% per year, which will be payable annually on each anniversary date of the loan until June 5, 2003, at which time the entire unpaid principal and accrued interest will be due and payable. Mr. Wilson also executed a security agreement in favor of the Company to secure his obligations under the loan with collateral having a value in excess of the principal amount of the loan.

                   PROPOSAL 2 - AMENDMENT OF STOCK OPTION PLAN

         On January 29, 1999, the Board amended, subject to shareholder approval, the QualMark Corporation 1996 Stock Option Plan (the "Plan"). Pursuant to the amendment, the number of shares of Common Stock available for issuance under the Plan was increased from 415,000 shares to 665,000 shares, subject to adjustment for dividends, stock splits or other changes in the Company's capitalization. The Plan, as proposed to be amended, is attached as Exhibit A to this Proxy Statement.

         The Board believes that the Plan is a material benefit to the Company by assisting the Company and its subsidiaries to attract, retain and motivate directors, consultants and key employees of proven ability. In order to provide incentives to these individuals and more closely align their interests with those of the shareholders, the Board believes that an equity plan such as the Plan is necessary and in the best interests of the Company and its shareholders.

         The Company is seeking shareholder approval of the Plan in order to comply with the requirements of the Plan and with Sections 162(m) and 422 of the Code and the requirements of the NASDAQ National Market System ("NASDAQ").

                   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR
                            THE AMENDMENT TO THE PLAN

         The Plan will be approved upon the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting. Unless otherwise specified, proxies solicited by the Board will be voted FOR the proposed amendment to increase the number of shares of Common Stock reserved for issuance under the Plan. The following summary of the Plan is qualified in its entirety by express reference to the text of the Plan, included herewith as Exhibit A.

EFFECTIVE DATE; DURATION

         The Plan became effective upon approval by the shareholders of the Company on January 22, 1996. The expiration date of the Plan, after which no further awards may be granted, is January 22, 2006. The proposed amendment to the Plan will become effective upon approval by the requisite number of shareholders of the Company.

ELIGIBILITY

         Key employees, directors and consultants of the Company and its subsidiaries are eligible to receive discretionary stock-based awards under the Plan. Options to purchase Common Stock ("Options") may be granted to all eligible individuals. Options granted to employees (or directors who are also employees) of the Company or a participating subsidiary may be qualified as "incentive stock options" within the meaning of Section 422 of the Code ("ISOs"). All eligible employees, directors or consultants may be granted Options which are not so qualified ("NQSOs"). As of March 9, 1999, approximately 70 employees, one consultant and five directors were eligible to participate in the Plan. The benefits or amounts to be allocated to eligible persons under the Plan is not determinable.

ADMINISTRATION

         The Board is responsible for administering the Plan and may delegate administration of the Plan to a committee of at least two non-employee directors appointed by the Board (the entity administering the Plan is hereafter referred to as the "Committee"). The Board or Committee, in its sole discretion, determines eligibility under the Plan and the number and exercise price of the stock-based awards to be granted, and may reprice and accelerate vesting schedules with respect to outstanding Options. In addition, the Committee has full authority to make all interpretations under the Plan, subject to the terms of the Plan, and to make all other determinations with respect to the administration of the Plan, which determinations are binding on all Plan participants.

EXERCISE PRICE

         The Plan provides that the Committee shall determine the exercise price of Options granted under the Plan. The exercise price for NSO's, however, may not be less than 85% of the fair market value of the Common Stock on the date of grant. The exercise price of ISO's may no be less than the fair market value of the Common Stock on the date of grant. However, ISO's which are granted to an employee who owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company shall have an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant and shall not be exercisable after five years after the date of grant. The exercise price must be paid in cash, unless the Committee, in its sole discretion, permits a participant to surrender previously owned shares to the Company or to accept a promissory note or such other form of consideration as the Committee deems appropriate.

EXERCISE

         The Committee determines the terms and conditions of each Option, which are contained in written agreements between the Company and the participant, including the vesting schedules and expiration dates of the Options. The duration of each Option will not exceed ten years from the date of grant (or five years for ISO's granted to holders of more than 10% of the Company's Common Stock). The Committee may accelerate the vesting of any Options upon written notice to the participant.

SHARES SUBJECT TO THE PLAN

         The total number of shares of Common Stock reserved for issuance under the Plan is currently 415,000 shares. Upon shareholder approval of the amendment to the Plan, the total number of shares available for issuance under the Plan will be 665,000 shares. The aggregate value of stock as to ISO's granted to a participant which may first be exercisable in a calendar year may not exceed $100,000.

CAPITAL CHANGES OF THE COMPANY

         In the event of any change in the outstanding shares of Common Stock or capital structure of the Company resulting from any reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other similar corporate change, or a change in the law or any other event which interferes with the intended operation of the Plan, the Committee will make such substitution or adjustment, if any, as to (i) the number of shares of Common Stock reserved for issuance pursuant to the Plan, and the exercise price of such shares, and (ii) the aggregate number of shares of Common Stock available for issuance under the Plan in the future.

CORPORATE TRANSACTIONS

         In the event (i) the Company is merged with another corporation or entity and the Company is not the surviving corporation; (ii) all or substantially all of the assets of the Company are acquired by another person, or (iii) shares representing more than 50% of the total combined voting power of the Company are transferred to a person in one or more related transactions, then all Options, to the extent not previously exercised, will terminate upon consummation of such a transaction. The Committee may, in its sole discretion, with notice accelerate the vesting of all or any portion of any unexercised Options so that such Options become exercisable on the day before the consummation of such transactions.

EFFECT OF TERMINATION OF EMPLOYMENT

         If a participant's employment is terminated other than for reason of death or disability, any Options the exercisable shall remain exercisable after termination for a period of three months. If a participant's employment is terminated due to death or disability, any Options to the extent then exercisable shall remain exercisable for a period of twelve months after termination. In neither case, however, shall the Options remain exercisable for a period later than the specified expiration date.

MARKET VALUE

         The market value of the Common Stock on NASDAQ on March 9, 1999 was $4.50 per share.

AMENDMENT AND TERMINATION

         The Board may at any time alter, amend, suspend or terminate the Plan prior to the termination date of the Plan, including to make any modifications or amendments as it shall deem advisable to ensure compliance of ISO's under the Code; provided, however that no such action shall adversely affect the rights and obligations of Options outstanding under the Plan. In addition, no such action shall, without the approval of the shareholders of the Company, (i) increase the maximum number of shares of Common Stock reserved for issuance under the Plan (unless necessary to reflect changes in the Company's capital structure), or (ii) materially modify the requirements as to eligibility for participation in the Plan.

FEDERAL TAX CONSEQUENCES

         INCENTIVE STOCK OPTIONS. A participant will not realize taxable income upon the grant of an ISO which qualifies under Section 422 of the Code under the Plan. In addition, a participant will not realize taxable income upon the exercise of an incentive stock option if the participant holds the shares acquired until at least one year after exercise and, if later, until two years after the date of grant of option. The amount by which the fair market value of the shares exceeds the option price at the time of exercise generally is an item of tax preference for purposes of the alternative minimum tax. If a participant acquires stock through the exercise of an incentive stock option under the Plan and subsequently sells the stock after holding the stock for the period described above, the gain, which is the difference between the sale price of the stock and the option exercise price, will be taxed as capital gain. The gain will not be treated as ordinary income except when the holding period requirements discussed above are not satisfied.

         An ISO does not entitle The Company to an income tax deduction except to the extent that a participant realizes ordinary income therefrom.

         NONSTATUTORY OPTIONS. A participant generally will not realize taxable income upon the grant of a NSO. When a participant exercises a NSO, the participant will realize taxable ordinary income at that time equal to the difference between the option price and the fair market value of the stock on the date of exercise. A participant will generally have a basis in stock acquired through the exercise of a NSO under the Plan equal to the fair market value of the stock on the date of exercise. If the participant subsequently sells the stock, the gain which is the difference between the sale price and the basis will be taxed as capital gain.

         The Company will be allowed to take as a deduction any ordinary income realized by a participant upon exercise of a NSO at the time it is realized by the participant.

         Participants in the Plan should consult their own tax advisors to determine the specific tax consequences of the Plan for them.

                     PROPOSAL 3 - APPOINTMENT OF AUDITORS

         The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent public accountants, as the auditors of the Company for the fiscal year ending December 31, 1999, subject to the approval of such appointment by shareholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since the Company's 1993 fiscal year.

         The ratification of the appointment of PricewaterhouseCoopers LLP will be determined by the vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting.

         If the foregoing appointment of PricewaterhouseCoopers LLP is not ratified by shareholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the 1999 Annual Meeting of Shareholders will be subject to the approval of shareholders at that meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he so desire and to respond to appropriate questions.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE FIRM OF PRICEWATERHOUSECOOPERS LLP.

         SHAREHOLDER PROPOSALS

         Any proposals from shareholders to be presented for consideration for inclusion in the proxy material in connection with the 2000 annual meeting of shareholders of the Company must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the Company's principal executive offices no later than the close of business on November 25, 1999.

         Under the rules promulgated by the Securities and Exchange Commission, stockholder proposals not included in the Company's proxy materials for its 2000 Annual Meeting of Stockholders in accordance with Rule 14a-8 of the Exchange Act of 1934, as amended, will be considered untimely if notice thereof is received by the Company after February 4, 2000. Management will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not included in the Company's proxy materials for the 2000 Annual Meeting of Stockholders unless the Company receives notice thereof by February 4, 2000 and the conditions set forth in Rule 14a-4(c)(2)(i) - (iii) under the Exchange Act of 1934 are met.

                                  OTHER MATTERS

         All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than five percent (5%) of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

The Company's independent public accountants for the fiscal year 1998 are PricewaterhouseCoopers LLP. Representatives of such firm are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1998, which includes financial statements and accompanies this Proxy Statement, does not form any part of the material for the solicitation of proxies.

         THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 TO ANY SHAREHOLDER (INCLUDING ANY BENEFICIAL OWNER) UPON WRITTEN REQUEST TO VERNON W. SETTLE, VICE PRESIDENT - FINANCE AND ADMINISTRATION, 1329 WEST 121ST AVENUE, DENVER, COLORADO 80234. A COPY OF THE EXHIBITS TO SUCH REPORT WILL BE FURNISHED TO ANY SHAREHOLDER UPON WRITTEN REQUEST THEREFOR AND PAYMENT OF A NOMINAL FEE.

PROXY                                                                      PROXY
                           QUALMARK CORPORATION PROXY
               SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
               MEETING OF SHAREHOLDERS TO BE HELD APRIL 23, 1999

    The undersigned hereby constitutes, appoints, and authorizes W. Preston Wilson and Vernon W. Settle, and each of them, as the true and lawful attorney and Proxy of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned's shares of the no par value Common Stock of QualMark Corporation, a Colorado corporation, at the Annual Meeting of the Shareholders to be held April 23, 1999, at the Hotel Boulderado, 2115 13th Street, Boulder Colorado, at 2:00 p.m. M.D.T., and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting dated March 23, 1999 receipt of which is hereby acknowledged.

1.         APPROVAL OF THE ELECTION OF EACH OF THE FIVE NOMINEES NAMED HEREIN FOR THE OFFICE OF DIRECTOR TO SERVE UNTIL THE NEXT
           ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.
           / /  FOR all nominees listed below (except as marked to the contrary below)                   / /  WITHHOLD AUTHORITY to
                                                           vote for all listed below
(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)
             W. Preston Wilson,           Philip A. Gordon,           H. Robert Gill,           Charles A. French,            and
                                                                 William Sanko
2.         APPROVAL OF THE RECOMMENDATION OF THE BOARD OF DIRECTORS TO INCREASE THE NUMBER OF SHARES IN THE QUALMARK 1996 STOCK
           OPTION PLAN FROM 415,000 SHARES TO 665,000 SHARES.
                                       / /  FOR                                            / /  AGAINST
3.         RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE
           FISCAL YEAR ENDING DECEMBER 31, 1999.
                                       / /  FOR                                            / /  AGAINST
4.         THE PROXY IS AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY
           ADJOURNMENTS THEREOF.

                          (CONTINUED ON REVERSE SIDE)

    The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorney and Proxy may lawfully do by virtue hereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.
                                             Dated: _____________________ , 1999
                                             ___________________________________
                                              Signature(s) of Shareholder(s)
                                           _____________________________________
                                              Signature(s) of Shareholder(s)

                                             Signature(s) should agree with the
                                             name(s) shown hereon. Executors,
                                             administrators, trustees, guardians
                                             and attorneys should indicate their
                                             capacity when signing. Attorneys
                                             should submit powers of attorney.
                                             When shares are held by joint
                                             tenants, both should sign. If a
                                             corporation, please sign in full
                                             corporate name by President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF QUALMARK CORPORATION. PLEASE SIGN AND RETURN THIS PROXY USING THE ENCLOSED PRE-PAID ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.